Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Cellegy Pharmaceuticals, Inc. (the “Company”) on Form 10-Q for the three months ended June 30, 2005, as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), Richard C. Williams, as President and Interim Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.              The Report fully complied with the requirements of sections 13(a) or 15(d) of the Securities

Exchange Act of 1934; and

ii.             The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

By:	/s/ Richard C. Williams
Richard C. Williams
Chairman and Interim Chief Executive Officer
	Date:	August 15, 2005